UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ANALEX CORPORATION

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Analex Corporation issued the following press release on November 10, 2003 regarding the Special Meeting of its stockholders to be held December 9, 2003.

[ANALEX CORPORATION LOGO]	NEWS RELEASE

5904 Richmond Highway

Suite 300

Alexandria, Virginia 22303

Tel: (703) 329-9400

Fax: (703) 329-8187

www.analex.com	Release:	IMMEDIATE
	For:	ANALEX CORPORATION
(Symbol: NLX)

Contact:	Amber Gordon

(703) 329-9400

ANALEX ANNOUNCES SPECIAL STOCKHOLDERS’ MEETING

Alexandria, VA, November 10, 2003 – Analex Corporation (Amex: NLX) today announced that the Special Stockholders’ Meeting to approve the terms and conditions of an investment by Pequot Ventures, the private equity arm of Pequot Capital Management, Inc., will take place on Tuesday, December 9, 2003 at 10:00 a.m. (ET) at the offices of Holland & Knight LLP, 2099 Pennsylvania Avenue, N.W., Washington, D.C. The record date is October 10, 2003 for stockholders entitled to vote at the meeting and invited to attend.

As previously announced by the Company and subject to stockholder approval at the Special Meeting, Pequot will purchase $15 million of convertible preferred stock, the proceeds of which are intended to provide Analex with funds to support future acquisitions. Additionally, as a condition of the equity financing, Pequot has agreed to purchase $10 million aggregate principal amount of convertible secured subordinated promissory notes from Analex, the proceeds of which will be used by Analex primarily to repurchase the equity holdings of Analex Chairman Jon Stout, his family members, and certain entities controlled by Mr. Stout and his family. At the meeting, stockholders will also be asked to approve an amendment to the Company’s certificate of incorporation to increase its authorized capital stock.

Analex filed its definitive proxy statement with the Securities and Exchange Commission (“SEC”) on November 7, 2003 and has mailed to its stockholders a proxy statement in connection with the proposed transactions. The proxy statement contains important information about Analex, the proposed transactions and related matters. Investors and security holders are urged to read the proxy statement carefully.

Investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC by Analex through the web site maintained by the SEC at

www.sec.gov. In addition, investors and security holders may obtain free copies of the proxy statement by contacting Analex Corporation, 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303, Attention: Investor Relations, Telephone:

(703) 329-9400, Email: amber.gordon@analex.com.

ANALEX specializes in developing intelligence, systems engineering and biodefense services in support of our nation’s security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and developing medical defenses and treatments for infectious agents used in biological warfare and terrorism. The Company’s stock trades on the American Stock Exchange under the symbol NLX. The Company can be found on the Internet at www.analex.com.

PLEASE NOTE: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as “anticipate,” “expect,” “could,” “intend,” “may” and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth / consolidation in the government contracting, defense and intelligences arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company’s ability to continue to recruit and retain highly skilled scientific, technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Analex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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